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Exhibit 4.5
                         REDEEMABLE WARRANT TO PURCHASE
                                COMMON SHARES OF
                         SIMS AGRICULTURAL PRODUCTS CO.

Certificate # WA____________                           Warrant for 5,000 Shares

VOID AFTER 5:00 P.M., OHIO TIME, ON JUNE 30, 2006, OR IF SUCH DAY IS NOT A BUSINESS DAY, AS DEFINED ON THE REVERSE SIDE HEREOF, AT 5:00 P.M., OHIO TIME, ON THE NEXT FOLLOWING BUSINESS DAY, UNLESS EXTENDED BY SIMS AGRICULTURAL PRODUCTS CO. OR PURSUANT TO THE PROVISIONS OF PARAGRAPH 4 ON THE REVERSE SIDE HEREOF.

      This certifies that, for value received, Thomas H. Cunningham (the "Warrant Holder") is entitled to purchase from SIMS AGRICULTURAL PRODUCTS CO., (the "Company"), subject to the terms and conditions hereof and of the Warrant Agreement mentioned below, at any time after the date hereof until 5:00 p.m. Ohio time on June 30, 2006, or, if such day is not a Business Day, as defined on the reverse side hereof at or before 5:00 p.m. Ohio time on the next following Business Day (the "Expiration Date"), the number of fully paid and nonassessable common shares, without par value, of the Company (the "Common Shares") stated above, at the price of $0.01 per Common Share, subject to adjustment as provided in the Warrant Agreement, by surrendering this Warrant Certificate with the Subscription Form on the back hereof duly executed, at the office of the Company in the City of Mt. Gilead, Ohio, or at the office of its Warrant Agent, if any, and by paying, in full and lawful money of the United States, or by certified check, bank draft, or postal or express money order payable in United States Dollars to the order of the Company, the purchase price for each share of Common Stock as to which this Warrant Certificate is being exercised and upon compliance with and subject to the exceptions set forth herein and in said Warrant Agreement.

      In case the Warrant Holder shall exercise this Warrant with respect to less than all of the Common Shares that may be purchased hereunder, a new Warrant Certificate in respect of the Common Shares as to which this Warrant was not exercised, continuing on the same terms and conditions as this Warrant Certificate, shall be signed and delivered to or upon the order of the Warrant Holder.

      In certain contingencies provided for in the Warrant Agreement (to which reference is hereby specifically made), the number of Common Shares subject to purchase hereunder the purchase price per share thereof or both, are subject to adjustment.

      In the event this Warrant is not exercised on or before the Expiration Date with respect to all of the Common Shares that may be purchased hereunder, this Warrant Certificate shall become void and of no effect.

      This Warrant Certificate is issued under and in accordance with the Warrant Agreement between the Company and the Warrant Holder effective June 21, 1999, and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the principal corporate office of the Company.

      THIS WARRANT SHALL BE WHOLLY VOID AND OF NO EFFECT AFTER 5:00 P.M., OHIO TIME, ON JUNE 30, 2006, OR IF SUCH DAY IS NOT A BUSINESS DAY, AFTER 5:00 P.M., OHIO TIME, ON THE NEXT FOLLOWING BUSINESS DAY, UNLESS EXTENDED BY SIMS AGRICULTURAL PRODUCTS CO., OR PURSUANT TO THE PROVISIONS OF PARAGRAPH 4 ON THE REVERSE SIDE HEREOF.

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      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its President or Vice President by manual or facsimile signature attested by its Secretary or Assistant Secretary, by manual or facsimile signature, and a facsimile of its corporate seal to be affixed or imprinted hereon.

                         SIMS AGRICULTURAL PRODUCTS CO.

                                      1990
                                      OHIO

       SIMS AGRICULTURAL PRODUCTS CO.      ATTEST:
       By:                                 By:

          Dallas H. Paul President            Thomas H. Cunningham, Secretary
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                         SIMS AGRICULTURAL PRODUCTS CO.

1. The Warrant or Warrants represented by this Warrant Certificate (the "Warrant") may not be exercised until after August 31, 2000. Thereafter, the Warrants are exercisable as follows: 17,667 Warrants are exercisable at any time after August 31, 2000; 17,666 Warrants are exercisable at any time after August 31, 2001 and 17,666 Warrants are exercisable at any time after August 31, 2002. All of the Warrants shall expire at and shall not be exercisable after 5:00 p.m., Ohio time, on August 31, 2006. If any of said dates shall not be a Business Day (which, as used in this Warrant Certificate, shall mean a day other than a Saturday, Sunday or other day on which banks in the State of Ohio are authorized by law to remain closed), then the Warrant shall be exercisable, or shall expire at and shall not be exercisable, as the case may be, after 5:00 p.m., Ohio time, of the next following date which is a Business Day (the "Expiration Date").

2. The purchase price for each Common Share purchasable pursuant to the exercise of the Warrants (hereinafter referred to as the "Warrant Purchase Price") shall be $0.01 per share (subject to adjustment or provided in the Warrant Agreement), payable as provided on the face of this Warrant Certificate and in the Warrant Agreement.

3. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a Common Share in connection with the exercise of rights to purchase under this Warrant, and in any case where the Warrant Holder would, except for the provisions of this Paragraph 3, be entitled under the terms of this Warrant to receive a fraction of a Common Share upon the exercise of this Warrant, the Company shall, upon exercise of the Warrant and receipt of the Warrant Purchase Price, issue the largest number of whole Common Shares to which this Warrant is entitled. Except upon the exercise of this Warrant and its conversion into the right to receive Common Shares, the Company shall not be required to make any cash or other adjustment in respect of such fraction of a Common Share to which the Warrant Holder would otherwise be entitled. In the event of the exercise of this Warrant, the Company shall not be required to issue an fraction of a Common Share and may at its option pay cash in lieu of the issuance of such fractional shares, valued at the price of a Common Share immediately prior to the close of business on the date of such exercise. The Warrant Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Common Share or a fractional Warrant upon exercise hereof.

4. Subject to the terms set forth herein, this Warrant Certificate may be exercised at the principal corporate office of the Company in the City of Mt. Gilead, State of Ohio, by the registered holder hereof or by his duly authorized representative or attorney, upon surrender of this Warrant Certificate duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments satisfactory to the Company. If the right to purchase less than all of the Common Shares covered hereby shall be so exercised, the registered holder hereof shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering in the aggregate the whole number of Common Shares with respect to which the right to purchase shall not have been so exercised.

5. If any Common Shares issuable upon the exercise of this Warrant require the filing of any document or notice or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any state, before Shares may be validly issued pursuant to an exemption from federal and state registration acceptable to the Company, then the Company covenants and represents that it will in good faith and as expeditiously as possible endeavor to prepare and make such filing, secure such approval or to take such other action as the case may be, at its full expense; provided, however, that in no event that such Shares of Common Stock be issued, and the Company is authorized to suspend the exercise of all Warrants for the period during which is endeavoring to obtain such approval or take such other action. In the event the Company shall, at any time, suspend the exercise of Warrants as aforesaid, the expiration date of this Warrant in effect at the date of each such suspension shall be extended for the number of days such suspension shall be in effect.

6. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other actions affecting shareholders (except as provided in the Warrant Agreement), receive dividends or subscription rights, or otherwise, until this Warrant shall have been exercised and the Common Shares purchasable upon the exercise hereof shall have become deliverable as provided in the Warrant Agreement.

7. The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

8. This Warrant shall be binding upon any successors or assigns of the Company.

9. THE WARRANT RIGHTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS THEREFROM. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED UNLESS THERE IS IN EFFECT WITH RESPECT TO SAID WARRANT RIGHTS A REGISTRATION STATEMENT PURSUANT TO THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE HOLDER HEREOF SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE HOLDER AND THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

10. THE ISSUANCE OF SHARES, AND ANY ACTUAL OR IMPLIED OFFER TO ISSUE SHARES, SHALL BE CONDITIONED ON THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION OF SUCH ISSUANCE UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS AS SET FORTH IN THE WARRANT AGREEMENT.

11. THIS WARRANT MAY NOT BE TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE CONVEYED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                 PURCHASE FORM

 (To be executed by the Warrant Holder if it desires to exercise the Warrant in whole or part)

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase thereunder, ___________________ of the Common Shares provided for herein, and tenders payment herewith in the amount of $______________ and requests that certificates for such shares he issued in the name of __________________ _________________________ and, if said number of Common Shares shall not be all the Common Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under this Warrant Certificate be registered in the name and delivered to the undersigned at the address stated below.

      The undersigned hereby represents and warrants that it has not sold or contracted for the sale of the common shares to be acquired by the exercise hereof.

Name of Warrant Holder: _____________________

Address: ____________________________________

DATED: ______________________________________
          Signature of Registered Holder

SIGNATURE GUARANTEED: _______________________


________________________________________________________________________________
NOTE THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER, UNLESS THE WARRANT HAS BEEN ASSIGNED.